UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2016
FIVE9, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-36383	94-3394123
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Bishop Ranch 8
4000 Executive Parkway, Suite 400
San Ramon, California 94583
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (925) 201-2000
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.
On May 18, 2016, Five9, Inc. (the “Company”) held its 2016 annual meeting of stockholders (the “Annual Meeting”) at which two proposals were considered. At the Annual Meeting, the Company’s stockholders (i) elected three directors to the Company’s board of directors and (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. A total of 48,589,644 shares of the Company’s common stock, or approximately 94% of the outstanding shares of common stock entitled to vote at the Annual Meeting, were represented in person or by proxy at the Annual Meeting. The matters voted on by the Company’s stockholders and the voting results are as follows:
1. Election of Directors. All three nominees for director were elected as Class II directors to the Company’s board of directors to serve until the Company’s 2019 annual meeting of stockholders or until their successors are duly elected and qualified.

Nominee	Shares For	Shares Withheld	Broker Non-Votes
Jack Acosta	42,754,328	36,723	5,798,593
David DeWalt	42,512,232	278,819	5,798,593
David Welsh	42,753,627	37,424	5,798,593
2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The appointment of KPMG LLP was ratified.

Shares For	Shares Against	Shares Abstained
48,530,316	36,896	22,432

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE9, INC.

Date: May 19, 2016	By:	/s/ Barry Zwarenstein
Barry Zwarenstein
Chief Financial Officer